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                                                                      EXHIBIT 11

                       HARTE-HANKS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)


                                                                      Three Months Ended
                                                                        September 30,
                                                                      ------------------
In thousands, except per share amount                                  2000        1999
-------------------------------------                                --------    --------
BASIC EPS
Net Income                                                           $ 21,132    $ 18,603
                                                                     ========    ========

Weighted-average common shares outstanding
  used in earnings per share computations                              67,519      69,487
                                                                     ========    ========

Earnings per common share                                            $   0.31    $   0.27
                                                                     ========    ========

DILUTED EPS
Net Income                                                           $ 21,132    $ 18,603
                                                                     ========    ========

Shares used in earnings per share computations                         69,782      71,715
                                                                     ========    ========

Earnings per common share                                            $   0.30    $   0.26
                                                                     ========    ========

Computation of shares used in earnings per share computations:
Average outstanding common shares                                      67,519      69,487
Average common equivalent shares -
  dilutive effect of option shares                                      2,263       2,228
                                                                     --------    --------
Shares used in earnings per share computations                         69,782      71,715
                                                                     ========    ========


                                                                      Nine months ended
                                                                         September 30,
                                                                      -----------------
In thousands, except per share amount                                  2000        1999
-------------------------------------                                --------    --------
BASIC EPS
Net Income                                                           $ 60,281      52,705
                                                                     ========    ========

Weighted-average common shares outstanding
  used in earnings per share computations                              68,043      70,400
                                                                     ========    ========

Earnings per common share                                            $   0.89    $   0.75
                                                                     ========    ========

DILUTED EPS
Net Income                                                           $ 60,281    $ 52,705
                                                                     ========    ========

Shares used in earnings per share computations                         70,192      72,700
                                                                     ========    ========

Earnings per common share                                            $   0.86    $   0.73
                                                                     ========    ========

Computation of shares used in earnings per share computations:
Average outstanding common shares                                      68,043      70,400
Average common equivalent shares -
  dilutive effect of option shares                                      2,149       2,300
                                                                     --------    --------
Shares used in earnings per share computations                         70,192      72,700
                                                                     ========    ========